UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2008
WOODBRIDGE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 940-4950
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As previously announced, due to the unprecedented decline in the trading prices of shares of companies engaged in real estate related activities, on November 13, 2008, the New York Stock Exchange notified Woodbridge Holdings Corporation (the “Company”) that its Class A Common Stock had fallen below the New York Stock Exchange’s continued listing requirement regarding average global market capitalization over a consecutive 30 trading day period. As a result, the Company’s Class A Common Stock will be suspended from trading on the New York Stock Exchange beginning with the opening of trading on Thursday, November 20, 2008. The Company anticipates that its Class A Common Stock will be quoted on the Pink Sheet Electronic Quotation Service under the trading symbol WDGH as soon as the New York Stock Exchange suspends trading. In addition, the Company is considering applying for its Class A Common Stock to be listed for trading on the OTCQX; however, there is no assurance that the Company’s Class A Common Stock will be listed for trading on the OTCQX.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2008	WOODBRIDGE HOLDINGS CORPORATION
	By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer

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